J.P. Morgan

J.P. Morgan

AMENDMENT NO. 2, dated as of January 5, 2011 (the "Amendment"), to the Amended and Restated Deposit Agreement dated as of November 1, 1997 as further amended and restated as of November 13, 1997 and as amended as of April 30, 2004  (as so amended hereby, the “Deposit Agreement”), among Companhia Siderúrgica Nacional, incorporated under the laws of the Federative Republic of Brazil (the "Company"), JPMorgan Chase Bank, N.A., as depositary (the "Depositary"), and all holders from time to time of American depositary receipts ("ADRs") issued thereunder.

W I T N E S S E T H:

WHEREAS, the Company and the Depositary executed the Deposit Agreement for the purposes set forth therein; and

WHEREAS, pursuant to paragraph (16) of the ADRs, the form of which is contained in the Deposit Agreement, the Company and the Depositary desire to amend the terms of the Deposit Agreement and ADRs.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement as follows:

ARTICLE I
DEFINITIONS

SECTION 1.01.  Definitions.  Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

ARTICLE II
AMENDMENTS TO DEPOSIT AGREEMENT

SECTION 2.01.  All references in the Deposit Agreement to the term "Deposit Agreement" shall, as of the date hereof, refer to the Amended and Restated Deposit Agreement dated as of November 1, 1997 as further amended and restated as of November 13, 1997 and as amended as of April 30, 2004 and by this Amendment.

SECTION 2.02.  All references in the Deposit Agreement to the term "Depositary" shall refer to JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States.

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SECTION 2.03.  The second paragraph of Section 3 of the Deposit Agreement is amended to read as follows:

The Depositary, the Custodian and the Company shall comply with Brazil’s Monetary Council Resolution No. 1,927, dated as of May 18, 1992, in its third article, paragraph three, of the Regulation Annex V, and agree to furnish to the Securities Commission and the Central Bank, at any time and observing the established deadline, information or documents related to the ADRs and this Deposit Agreement, the Deposited Securities and distributions thereon. The Depositary and the Custodian are hereby authorized to release such information or documents and any other information as required by local regulation, law or regulatory body request. In the event that the Depositary or the Custodian shall be advised in writing by reputable independent Brazilian counsel that the Depositary or the Custodian reasonably could be subject to criminal, or material, as reasonably determined by the Depositary, civil liabilities as a result of the Company having failed to provide such information or documents reasonably available only through the Company, the Depositary shall have the right to terminate this Deposit Agreement, upon at least 30 days’ prior written notice to the Holders and the Company. The effect of any such termination of this Deposit Agreement shall be as provided in paragraph (17) of the form of ADR.

SECTION 2.04.  Section 16(a) and (b) of the Deposit Agreement are amended to read as follows:

(a)	JPMorgan Chase Bank, N.A.
1 Chase Manhattan Plaza, Floor 58
New York, NY, 10005-1401
Attention: ADR Administration
Fax: (212) 552-6650

(b)	Companhia Siderúrgica Nacional Rua São José, 20 - 1602 Rio de Janeiro, RJ 20010-020 Brasil Attention: David Salama Fax: (55 11) 3049-7050

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ARTICLE III
AMENDMENTS TO THE FORM OF ADR

SECTION 3.01.  The address of the Depositary set forth in the form of ADR is amended to reflect the address set forth in Section 2.04 of this Amendment.

SECTION 3.02.  The form of ADR, reflecting the amendments set forth in Section 3.01 hereof, is amended and restated to read as set forth as Exhibit A hereto.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Representations and Warranties.  The Company represents and warrants to, and agrees with, the Depositary, that:

(a)  This Amendment, when executed and delivered by the Company, will be duly and validly authorized, executed and delivered by the Company, and it and the Deposit Agreement as amended hereby constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(b)  In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby,  neither of such agreements need to be filed or recorded with any court or other authority in the Federative Republic of Brazil, nor does any stamp or similar tax or governmental charge need to be paid in the Federative Republic of Brazil on or in respect of such agreements.

ARTICLE V
MISCELLANEOUS

SECTION 5.01.  Indemnification.  The parties hereto shall be entitled to the benefits of the indemnification provisions of Section 15 of the Deposit Agreement in connection with any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.

SECTION 5.02.  Counterparts.   This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, COMPANHIA SIDERÚRGICA NACIONAL and JPMORGAN CHASE BANK, N.A. have duly executed this Amendment No. 2 to Deposit Agreement as of the day and year first above set forth and all holders of ADRs shall become parties hereto upon acceptance by them of ADRs issued in accordance with the terms hereof.

COMPANHIA SIDERÚRGICA NACIONAL

By:_______________________________
Name:
Title:

By:_______________________________
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:_______________________________
Name:  Gregory A. Levendis
Title:    Vice President

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EXHIBIT A

ANNEXED TO AND INCORPORATED IN

AMENDMENT NO. 2 TO DEPOSIT AGREEMENT

[FORM OF FACE OF ADR]

______ Number	No. of ADSs: Each ADS represents 1 Share CUSIP:

THE SHARES REPRESENTED HEREBY HAVE LIMITED VOTING RIGHTS.  SEE PARAGRAPH (12) HEREOF.

AMERICAN DEPOSITARY RECEIPT

evidencing

AMERICAN DEPOSITARY SHARES

representing

COMMON SHARES

of

COMPANHIA SIDERÚRGICA NACIONAL

(Incorporated under the
laws of the Federative Republic of Brazil)

JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States, as depositary hereunder (the "Depositary"), hereby certifies that                                             is the registered owner (a "Holder") of                                          American Depositary Shares ("ADSs"), each (subject to paragraph (13)) representing one Common Share, with no par value (including the rights to receive Shares described in paragraph (1), "Shares" and, together with any other securities, cash or property from time to time held by the Depositary in respect or in lieu of deposited Shares, the "Deposited Securities"), of Companhia Siderúrgica Nacional (the "Company"), a corporation organized under the laws of the Federative Republic of Brazil, deposited under the Deposit Agreement dated as of November 1, 1997 as further amended and restated as of November 13, 1997 (as amended from time to time, the "Deposit Agreement") among the Company, the Depositary and all Holders and Beneficial Owners from time to time of American Depositary Receipts issued thereunder ("ADRs"), each of whom, by accepting an ADR, agrees to become a party thereto and to be bound by all of the terms and conditions thereof and hereof.  The Deposit Agreement and this ADR (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York. The terms and conditions of the Deposit Agreement are hereby incorporated by reference.

J.P. Morgan

(1)  Issuance of ADRs.  This ADR is one of the ADRs issued under the Deposit Agreement.  Subject to paragraph (4), the Depositary may so issue ADRs for delivery at the Transfer Office (defined in paragraph (3)) only against deposit with the Custodian of:  (a) Shares in form satisfactory to the Custodian; (b) rights to receive Shares from the Company or any registrar, transfer agent, clearing agent or other entity recording Share ownership or transactions; or, (c) unless requested in writing by the Company to cease doing so at least two business days in advance of the proposed deposit, other rights to receive Shares (until such Shares are actually deposited pursuant to (a) or (b) above, "Pre-released ADRs"), only if (i) Pre-released ADRs are fully collateralized (marked to market daily) with cash or U.S. government securities held by the Depositary for the benefit of Holders (but such collateral shall not constitute Deposited Securities), (ii) each recipient of Pre-released ADRs represents and agrees in writing with the Depositary that such recipient or its customer (a) beneficially owns such Shares, (b) assigns all beneficial right, title and interest therein to the Depositary for the benefit of the Holders, (c) holds such Shares for the account of the Depositary and (d) will deliver such Shares to the Custodian as soon as practicable and promptly upon demand therefor but in no event more than five days after demand therefor and (iii) all Pre-released ADRs evidence not more than 20% of all ADSs (excluding those evidenced by Pre-released ADRs).  The Depositary may retain for its own account any earnings on collateral for Pre-released ADRs and its charges for issuance thereof.  At the request, risk and expense of the person depositing Shares, the Depositary may accept deposits for forwarding to the Custodian and may deliver ADRs at a place other than its office.  Every person depositing Shares under the Deposit Agreement represents and warrants that such Shares are validly issued and outstanding, fully paid, nonassessable and free of pre-emptive rights, that the person making such deposit is duly authorized so to do and that such Shares (A) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933 unless at the time of deposit they may be freely transferred in accordance with Rule 144(k) and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and issuance of ADRs.  The Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the Securities Act of 1933 and not so registered; the Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate the Company's compliance with such Act.

J.P. Morgan

(2)  Withdrawal of Deposited Securities.  Holders of ADRs will be entitled to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any laws or governmental regulations relating to the ADRs or the withdrawal of Deposited Securities.  Upon surrender of the ADRs at the Depositary's New York office and upon payment of any fees, expenses, taxes or governmental charges as provided in the Deposit Agreement, subject to the terms of the Deposit Agreement and paragraphs (4) and (5) hereof, upon surrender of this ADR in form satisfactory to the Depositary at the Transfer Office, the Holder hereof is entitled to delivery at the Custodian's office of the Deposited Securities at the time represented by the ADSs evidenced by this ADR.  In connection with any surrender of an ADR for withdrawal and the delivery of the Deposited Securities represented by the ADSs evidenced thereby, the Depositary may require proper endorsement in blank of such ADR (or duly executed instruments of transfer thereof in blank) and the Holder's written order (a "Withdrawal Order") directing the Depositary to cause the Deposited Securities represented by the ADSs evidenced by such ADR to be withdrawn and delivered to, or upon the written order of, any person designated in such order.  At the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Holder, subject to applicable laws in Brazil.  Delivery of Deposited Securities may be made by the delivery of certificates (which, if required by law shall be properly endorsed or accompanied by properly executed instruments of transfer or, if such certificates may be registered, registered in the name of such Holder or as ordered by such Holder in any Withdrawal Order) or by such other means as the Depositary may deem practicable.

(3)  Transfers of ADRs.  The Depositary or its agent will keep, at a designated transfer office in the Borough of Manhattan, The City of New York (the "Transfer Office"), (a) a register (the "ADR Register") for the registration, registration of transfer, combination and split-up of ADRs, which at all reasonable times will be open for inspection by Holders and the Company for the purpose of communicating with Holders in the interest of the business of the Company or a matter relating to the Deposit Agreement and (b) facilities for the delivery and receipt of ADRs.  Title to this ADR (and to the Deposited Securities represented by the ADSs evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of negotiable instruments under the laws of the State of New York; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this ADR is registered on the ADR Register as the absolute owner hereof for all purposes.  Subject to paragraphs (4) and (5), this ADR is transferable on the ADR Register and may be split into other ADRs or combined with other ADRs into one ADR, evidencing the same number of ADSs evidenced by this ADR, by the Holder hereof or by duly authorized attorney upon surrender of this ADR at the Transfer Office properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the ADR Register at any time or from time to time when deemed expedient by it or requested by the Company.

(4)  Certain Limitations.  Prior to the issue, registration, registration of transfer, split-up or combination of any ADR, the delivery of any distribution in respect thereof, or, subject to the first sentence of paragraph (2), the withdrawal of any Deposited Securities, and from time to time in the case of clause (b)(ii) of this paragraph (4), the Company, the Depositary or the Custodian may require:  (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in paragraph (7) of this ADR; (b) the production of proof satisfactory to it of (i) the identity and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing Deposited Securities and terms of the Deposit Agreement and this ADR, as it may deem necessary or proper; and (c) compliance with such regulations as the Depositary may establish consistent with the Deposit Agreement and any regulations which the Depositary is informed of in writing by the Company which are deemed desirable by the Depositary, the Company or the Custodian to facilitate compliance with any applicable rules or regulations of the Banco Central do Brasil or Comissão de Valores Mobiliários.  The issuance of ADRs, the acceptance of deposits of Shares, the registration, registration of transfer, split-up or combination of ADRs or, subject to the first sentence of paragraph (2), the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the ADR Register or any register for Deposited Securities is closed or when any such action is deemed advisable by the Depositary or the Company.

J.P. Morgan

(5)  Taxes; Withholding.  If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to this ADR, any Deposited Securities represented by the ADSs evidenced hereby or any distribution thereon, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary.  The Depositary may refuse to effect any registration, registration of transfer, split-up or combination hereof or, subject to the first sentence of paragraph (2), any withdrawal of such Deposited Securities until such payment is made.  The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency, and, if appropriate, shall reduce the number of ADSs evidenced hereby to reflect any such sales of Shares and shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such tax or other governmental charge to the Holder hereof.  In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian.  If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.

(6) Disclosure of Interests.  To the extent that the provisions of or governing any Deposited Securities may require disclosure of or impose limits on beneficial or other ownership of Deposited Securities, other Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Holders and all persons holding ADRs agree to comply with all such disclosure requirements and ownership limitations and to cooperate with the Depositary in the Depositary's compliance with any Company instructions in respect thereof, and the Depositary will use reasonable efforts to comply with such Company instructions.

J.P. Morgan

(7)  Charges of Depositary.  The Depositary may charge each person to whom ADRs are issued against deposits of Shares, including deposits in respect of Share Distributions, Rights and Other Distributions (as such terms are defined in paragraph (10)), and each person surrendering ADRs for withdrawal of Deposited Securities, U.S.$5.00 for each 100 ADSs (or portion thereof) evidenced by the ADRs delivered or surrendered.  The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share Distributions, Rights and Other Distributions prior to such deposit to pay such charge.  The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, ADRs or Deposited Securities (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration of transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Deposit Agreement) and (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency).  These charges may be changed in the manner indicated in paragraph (16).

(8)  Available Information.  The Deposit Agreement, the provisions of or governing Deposited Securities and any written communications from the Company, which are both received by the Custodian or its nominee as a holder of Deposited Securities and made generally available to the holders of Deposited Securities, are available for inspection by Holders at the offices of the Depositary and the Custodian and at the Transfer Office.  At the written request of the Company, the Depositary will mail copies of such communications (or English translations or summaries thereof) to Holders when furnished by the Company. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 applicable to foreign issuers and accordingly files certain reports with the United States Securities and Exchange Commission (the "Commission").  Such reports and other information may be inspected and copied at public reference facilities maintained by the Commission located at the date hereof at 100 F Street, N.E., Washington, D.C. 20549.

(9)  Execution.  This ADR shall not be valid for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

Dated:
JPMORGAN CHASE BANK, N.A.,
              as Depositary

By _______________________________________
Authorized Officer

The Depositary's office is located at 1 Chase Manhattan Plaza, Floor 58, New York, NY, 10005-1401.

J.P. Morgan

[FORM OF REVERSE OF ADR]

(10)  Distributions on Deposited Securities.  Subject to paragraphs (4) and (5) and any restrictions imposed by Brazilian law, regulation or applicable permit, to the extent practicable, the Depositary will promptly distribute by mail to each Holder entitled thereto on the record date set by the Depositary therefor at such Holder's address shown on the ADR Register, in proportion to the number of Deposited Securities (on which the following distributions on Deposited Securities are received by the Custodian) represented by ADSs evidenced by such Holder's ADRs:  (a) Cash.  Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this paragraph (10) ("Cash"), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain Holders, and (iii) deduction of the Depositary's expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner.  If the Company shall have advised the Depositary pursuant to the provisions of the Deposit Agreement that any such conversion, transfer or distribution can be effected only with the approval or license of the Brazilian government or any agency thereof or the Depositary shall become aware of any other governmental approval or license required therefor, the Depositary shall apply for such approval or license, if any, as the Company or its Brazilian counsel may reasonably instruct in writing or as the Depositary may deem desirable including, without limitation, Central Bank registration. (b) Shares.  (i) Additional ADRs evidencing whole ADSs representing any Shares available to the Depositary resulting from a dividend or free distribution on Deposited Securities consisting of Shares (a "Share Distribution") and (ii) U.S. dollars available to it resulting from the net proceeds of sales of Shares received in a Share Distribution, which Shares would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash. (c) Rights.  (i) Warrants or other instruments in the good faith discretion of the Depositary representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities ("Rights"), to the extent that the Company timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute the same (the Company has no obligation to so furnish such evidence), or (ii) to the extent the Company does not so furnish such evidence and sales of Rights are practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Rights as in the case of Cash, or (iii) to the extent the Company does not so furnish such evidence and such sales cannot practicably be accomplished by reason of the nontransferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse).  (d) Other Distributions.  (i) Securities or property available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Share Distributions and Rights  ("Other Distributions"), by any means that the Depositary may deem, after consultation with the Company to the extent practicable, lawful, equitable and practicable, or (ii) to the extent the Depositary deems, after consultation with the Company to the extent practicable, distribution of such securities or property not to be lawful, equitable or practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Other Distributions as in the case of Cash.  Such U.S. dollars available will be distributed by checks drawn on a bank in the United States for whole dollars and cents (any fractional cents being withheld without liability for interest and added to future Cash distributions). Notwithstanding anything herein to the contrary, the Company shall have no obligation to either (i) register any ADSs, Shares, Rights or other securities described in this Paragraph (10) under the Securities Act of 1933 or (ii) take other actions to permit the distribution of such ADSs, Shares, Rights or other securities in accordance with applicable U.S. securities laws.

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(11)  Record Dates.  The Depositary may, after consultation with the Company, if practicable, fix a record date (which shall be as near as practicable to any corresponding record date set by the Company with respect to the Shares) for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters and only such Holders shall be so entitled.

(12)  Voting of Deposited Securities.  As soon as practicable after receipt from the Company of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary, upon the written request of the Company, shall mail to Holders a notice stating (a) such information as is contained in such notice and any solicitation materials, (b) that each Holder on the record date set by the Depositary therefor will be entitled, subject to any applicable provisions of Brazilian law and the Company's estatuto, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs and (c) the manner in which such instructions may be given.  Upon receipt of instructions of a Holder on such record date in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to vote or cause to be voted the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs in accordance with such instructions.  The Depositary will not itself exercise any voting discretion in respect of any Deposited Security.

(13)  Changes Affecting Deposited Securities.  Subject to paragraphs (4) and (5), the Depositary may, in its discretion, amend this ADR or distribute additional or amended ADRs (with or without calling this ADR for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any change in par value, split-up, consolidation, cancellation or other reclassification of Deposited Securities, any Share Distribution or Other Distribution not distributed to Holders or any cash, securities or property available to the Depositary in respect of Deposited Securities from (and the Depositary is hereby authorized to surrender any Deposited Securities to any person and to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company, and to the extent the Depositary does not so amend this ADR or make a distribution to Holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Securities and each ADS evidenced by this ADR shall automatically represent its pro rata interest in the Deposited Securities as then constituted.

J.P. Morgan

(14)  Exoneration.  The Depositary, the Company, their agents and each of them shall: (a) incur no liability (i) if law, rule or regulation of the United States, Brazil or any other country or jurisdiction or of any other governmental or regulatory authority or stock exchange or the Company's estatuto, the provisions of or governing any Deposited Securities, act of God, war or other circumstance beyond its control shall prevent, delay or subject to any civil or criminal penalty any act which the Deposit Agreement or this ADR provides shall be done or performed by it, or (ii) by reason of any exercise or failure to exercise any discretion given it in the Deposit Agreement or this ADR; (b) assume no liability except to perform its obligations (other than those directly related to the handling of Deposited Securities and Cash) to the extent they are specifically set forth in this ADR and the Deposit Agreement without gross negligence or bad faith; (c) assume no liability except to perform its obligations directly related to the handling of Deposited Securities and Cash to the extent they are specifically set forth in this ADR and the Deposit Agreement without negligence or bad faith; (d) except in the case of the Company and its agents (other than the Depositary), be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR; (e) in the case of the Company and its agents hereunder (other than the Depositary) be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; or (f) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary, the Company and the respective agents of each of them may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them to be genuine and to have been signed or presented by the proper party or parties.  The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote.  The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs.  The Company has agreed to indemnify the Depositary and its agents under certain circumstances and the Depositary has agreed to indemnify the Company against losses incurred by the Company under certain circumstances.  No disclaimer of liability under the Securities Act of 1933 is intended by any provision hereof.

(15)  Resignation and Removal of Depositary; the Custodian. The Depositary may resign as Depositary by written notice of its election to do so delivered to the Company, or be removed as Depositary by the Company by written notice of such removal delivered to the Depositary; such resignation or removal shall take effect upon the appointment of and acceptance by a successor depositary.  The Depositary may, after consultation with the Company, appoint substitute or additional Custodians and the term "Custodian" refers to each Custodian or all Custodians as the context requires.

J.P. Morgan

(16)  Amendment.  Subject to the first sentence of paragraph (2), the ADRs and the Deposit Agreement may be amended by the Company and the Depositary without the consent of the Holders in any respect, provided that any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that shall otherwise prejudice any substantial existing right of Holders, shall become effective 30 days after notice of such amendment shall have been given to the Holders.  Every Holder of an ADR at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Holder of any ADR to surrender such ADR and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

(17)  Termination.  The Depositary may, and shall at the written direction of the Company, terminate the Deposit Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination.  After the date so fixed for termination, the Depositary and its agents will perform no further acts under the Deposit Agreement and this ADR, except to advise Holders of such termination, receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn.  As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of ADRs not theretofore surrendered.  After making such sale, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and this ADR, except to account for such net proceeds and other cash.  After the date so fixed for termination, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary and its agents.